Exhibit 99.1

Ignyta and Nerviano Announce

License Agreement for Two First-in-Class Kinase Inhibitors

August 4, 2014 4:00 PM Eastern Time

SAN DIEGO, CA and NERVIANO, ITALY—(BUSINESS WIRE)—Ignyta, Inc. (Nasdaq: RXDX), an oncology precision medicine biotechnology company, and Nerviano Medical Sciences, S.r.l., a leading oncology discovery organization, today announced that they have signed a license agreement that grants Ignyta exclusive global development and commercialization rights to two new drug development programs, which Ignyta will refer to as RXDX-103 and RXDX-104. RXDX-103 is an inhibitor of the cell division cycle 7-related (CDC7) protein kinase, and RXDX-104 is a program to identify a highly selective inhibitor of the rearranged during transfection (RET) tyrosine kinase. Each of these programs is in preclinical development for the potential treatment of multiple cancers. Ignyta previously licensed exclusive rights to its RXDX-101 product candidate and its RXDX-102 back-up product candidate from Nerviano.

“We are thrilled to bolster our pipeline with these additional development programs from Nerviano, each of which has the potential to become a first-in-class oncology therapeutic,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “This deal expands upon our Rx/Dx strategy of interrogating molecular alterations that drive cancer, then treating patients who have these alterations with precisely targeted therapeutics, further advancing our vision of becoming a leading precision medicine biotechnology company.”

“We are very pleased to expand our collaboration with Ignyta,” said Dr. Luciano Baielli, CEO of Nerviano Medical Sciences. “Both Nerviano and Ignyta share the common goal of developing innovative new drugs for cancer patients.”

Under the terms of the license agreement, Ignyta will assume sole responsibility for global development and commercialization of the RXDX-103 product candidate immediately, and for the RXDX-104 program upon the earlier of December 31, 2014 or the identification of a lead development candidate. Nerviano will receive an upfront payment of $3.5 million, as well as development- and regulatory-based milestone payments and tiered royalty payments on future net sales of RXDX-103 or RXDX-104.

Loss of cell cycle control is a hallmark of cancer, and interfering with the DNA replication process is a proven strategy for cancer therapy. Currently available chemotherapies, such as anti-metabolites, topoisomerase inhibitors, and crosslinking and intercalating agents, classically take a broad-based approach to inhibiting the elongation step of DNA replication. This strategy has led to successful treatment outcomes, but off-target effects can lead to dose-limiting toxicity. Cdc7 is a serine/threonine protein kinase essential for the initiation step of DNA replication during the synthesis (S) phase. Ignyta and Nerviano believe that inhibiting the initiation step rather than the elongation step of DNA replication by targeting Cdc7 could offer a more targeted therapeutic strategy for disrupting DNA replication. For example, inhibition of Cdc7 has been demonstrated to selectively kill tumor cells in a P53-independent manner, while sparing non-cancerous cells. RXDX-103 is a highly targeted cell cycle inhibitor, with high potency and selectivity against Cdc7 in vitro, and demonstrated anti-tumor effects both alone and in combination with chemotherapy in vivo.

The RET proto-oncogene is a receptor tyrosine kinase prone to gene rearrangements and other mutations, which can become oncogenic drivers in cancers such as non-small cell lung cancer and medullary thyroid cancer. While some marketed and development stage multi-kinase inhibitors induce non-selective RET inhibition that confers anti-tumor efficacy in cancer patients with RET rearrangements, such compounds often have limiting toxicities from their other mechanistic effects, such as VEGF inhibition. Ignyta believes, based on input from its oncologist advisors, that there is a compelling clinical need for a highly selective RET inhibitor such as RXDX-104.

Ignyta Slide Deck and Conference Call

Ignyta will post a slide presentation relating to this transaction and its new development programs on the Investors page of the company’s website at http://investor.ignyta.com. On Tuesday, August 5, 2014, Ignyta will host a conference call with interested parties beginning at 8:30 a.m. ET (5:30 a.m. PT) to discuss the transaction with Nerviano and related matters. The conference call will be available to interested parties through a live audio Internet broadcast at http://www.media-server.com/m/p/j6wasg9m, or on the Investors page of the company’s website at http://investor.ignyta.com. The call will also be archived and accessible at both sites for two weeks. Alternatively, callers may participate in the conference call by dialing (888) 734-0328 (domestic) or (678) 894-3054 (international), and entering conference ID 80941209.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, Ignyta’s development plans for RXDX-103 and RXDX-104 and its other product candidates and discovery programs, the company’s financial status, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Ignyta, Inc.

Ignyta, Inc., located in San Diego, California, is a biotechnology company developing precision medicine with integrated Rx/Dx solutions for cancer patients. The company’s goal is to discover and develop revolutionary new drugs that target activated genes in cancer cells for the customized treatment of cancer patients. Ignyta’s present focus is on the development of RXDX-101, its proprietary oral tyrosine kinase inhibitor that targets multiple solid tumor indications, the development of its newly-licensed RXDX-103 and RXDX-104 kinase inhibitors, and advancing its novel Spark discovery programs that leverage its proprietary cancer genomic and epigenomic knowledge bases. For more information, please visit: www.ignyta.com.

About Nerviano Medical Sciences

Nerviano Medical Sciences is the largest company in Italy, and among the most important in Europe, in the field of research and development in oncology. Nerviano is already able to boast important cooperation or licensing agreements with pharmaceutical companies such as Genentech (Roche), Pfizer, Novartis and Servier, as well as with biotechnology companies and the world of academia. On 31 December 2011 the Lombardy Region became the major shareholder of NMS, through the FRRB (Regional Foundation for Biomedical Research). For further information on Nerviano Medical Sciences: www.nervianoms.com.

Ignyta Forward-Looking Statements

This press release contains forward-looking statements about Ignyta as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the development of RXDX-103 and RXDX-104, the potential advantages and first-in-class nature of these drug programs and the potential for Ignyta to become a leading precision medicine biotechnology company. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; Ignyta’s ability to develop, complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Ignyta’s plans to develop and commercialize its product candidates; the potential for final results of the ongoing Phase I/II clinical trials of RXDX-101, or any future clinical trials, to differ from preliminary results; regulatory developments in the United States and foreign countries; Ignyta’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; Ignyta’s ability to obtain and maintain intellectual property protection for its product candidates, including reliance on Nerviano for the prosecution and maintenance of certain key intellectual property for all of Ignyta’s in-licensed product candidates; the loss of key scientific or management personnel; competition in the industry in which Ignyta operates; and market conditions. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q.

Contacts

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

858-255-5959

jc@ignyta.com

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